UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52120	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 22, 2013, ADMA Biologics, Inc. (the “Company”) entered into an Underwriting Agreement with Oppenheimer & Co. Inc., as representative of the several underwriters named on Schedule I thereto (the “Underwriters”), related to a public offering of an aggregate of 3,352,941 shares (the “Firm Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company.  In connection therewith, the Company granted the Underwriters a 30-day option to purchase additional shares (the “Option Shares”) of Common Stock to cover over-allotments, if any.

On November 15, 2013, the Underwriters exercised their option to purchase Option Shares at a price of $8.50 per share, less the underwriting discount.  On November 20, 2013, the Company and the Underwriters closed on the sale of 67,880 of the Option Shares, resulting in net proceeds to the Company of $530,821. The total net proceeds to the Company from the sale of the Firm Shares and Option Shares are $27,030,819.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 20, 2013	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer